Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-44313) of Memry Corporation of our report dated August 11, 2003 relating to the financial statements for the year ended June 30, 2003 of Memry Corporation, which appears in this Annual Report on Form 10-K

/S/ McGladrey & Pullen, LLP

New Haven, Connecticut
September 26, 2005